UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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LORILLARD, INC.

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July 15, 2014

To Our Valued Customer:

Today Lorillard, Inc. announced an agreement to combine with Reynolds American Inc. (“RAI”). In connection with the combination, Lorillard and RAI will also sell the Kool, Salem, Winston, Maverick® and blu eCigs® brands to Imperial Tobacco Group PLC, which will be combined with Imperial’s existing U.S. company, Commonwealth-Altadis, Inc., and their portfolio of products that includes USA Gold and Sonoma brands to form a new company. As part of the transaction, Imperial will also acquire certain assets currently owned by Lorillard including our headquarters, manufacturing and R&D facilities in Greensboro, North Carolina, as well as our facility in Danville, Virginia and approximately 2,900 employees, including our national sales force. These transactions are a win for our companies, a win for our customers and a win for our consumers. A copy of the press release we issued this morning is attached.

Importantly, our customers will continue to have access to the same high quality tobacco and e-cigarette products they have always enjoyed from Lorillard. Our combination with RAI builds on the success and heritage of Lorillard and positions Newport® as one of the combined company’s flagship brands. Additionally, Imperial will continue to drive growth in blu, the leading e-cigarette brand, and is expected to make significant investments to revitalize the Kool, Salem, Winston and Maverick brands, along with its own key brands, USA Gold and Sonoma. Imperial is also a leader in the cigar industry with a strong portfolio of iconic U.S. and international brands such as Dutch Masters and Backwoods. To provide you with further details on both transactions:

•	RAI / Lorillard: Bringing Together Two of the Oldest Tobacco Companies to Create a Leading Diversified Tobacco Company with a Strong Portfolio of Brands and Products. The combined company will be positioned to better serve wholesale and retail partners by offering a strong portfolio of iconic brands and products that are meaningful in virtually all markets across the country. It will offer adult tobacco consumers a diverse range of superior tobacco products, anchored by the complementary Newport and Camel brands, as well as other iconic brands, including Pall Mall and Natural American Spirit. The combined entity will also offer adult tobacco consumers superior tobacco products, including Grizzly in smokeless tobacco and VUSE in the e-cigarette market.

•	Imperial: Building on Lorillard’s Operations to Drive Growth. Imperial recognizes the strength of Lorillard’s highly skilled marketing and sales organization and customer relationships, which it will also acquire and combine with its existing Commonwealth-Altadis to form a strong No. 3 player in the United States.

At this point in the process, work begins to obtain the regulatory and shareholder approvals necessary to close the transactions. We expect the transactions to close at substantially the same time in the first half of 2015. Until the transactions are completed, RAI, Lorillard and Imperial will remain separate companies and compete in the marketplace.

These transactions will not result in any initial changes to the way Lorillard conducts business with our customers and it remains business as usual at Lorillard. We remain focused on providing our customers with their favorite brands, and the same high quality tobacco products and service they expect from Lorillard.

Please know our relationship with you is of the highest importance to all of us at Lorillard. As always, if you have any questions please reach out to your usual sales representative who will be available to answer questions you may have.

We appreciate your business and we look forward to continuing to provide you with superior products and service for many years to come.

Sincerely,

Murray S. Kessler

Chairman, President and Chief Executive Officer of Lorillard

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain the approval of the transaction by Lorillard’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission, including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K and its Quarterly Report for the quarterly period ended March 31, 2014, which were filed with the Securities and Exchange Commission on February 21, 2014 and April 24, 2014, respectively, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Lorillard and Reynolds American. In connection with the proposed transaction, Reynolds American will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the joint proxy statement of Reynolds American and Lorillard that also constitutes a prospectus of Reynolds American. Lorillard and Reynolds American plan to mail the definitive joint proxy statement/prospectus to their respective stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, REYNOLDS AMERICAN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard and Reynolds American through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by Lorillard with the SEC by contacting Robert Bannon, CFA Director, Investor Relations, at investorrelations@lortobco.com or by calling (336) 335-7000.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that will be described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the joint proxy statement/prospectus when filed with the SEC.